Exhibit 99.1

Barnes Group Inc.
Corporate Office
Bristol, CT 06010
Tel: (860) 583-7070

Brian D. Koppy Investor Relations (860) 973-2126 Stephen J. McKelvey Corporate Communications (860) 973-2132
BARNES GROUP INC. ANNOUNCES
THIRD QUARTER 2006 FINANCIAL RESULTS

●	Net sales increase 19 percent to a record $322 million
●	Net income up 61 percent; diluted EPS up 46 percent from adjusted third quarter 2005 results
●	Full-year 2006 estimated net income per diluted share raised to $1.33 - $1.35

Bristol, Connecticut, October 19, 2006—Barnes Group Inc. (NYSE: B) today announced financial results for the quarter ended September 30, 2006. Net sales for the third quarter 2006 were $322.0 million, up 19 percent from $271.5 million in the third quarter 2005.

Net income for the third quarter 2006 was $18.9 million, or $0.35 per diluted share, compared to $15.4 million, or $0.31 per diluted share, in the third quarter of the prior year. Against an adjusted third quarter 2005 net income of $11.7 million, or $0.24 per diluted share, the increase in net income is 61 percent and an increase of 46 percent for diluted EPS. Included in Barnes Group’s third quarter 2005 results were retroactive tax benefits of approximately $2.6 million or $0.05 per diluted share, and an out-of-period $1.1 million, or $0.02 per diluted share, favorable adjustment related to accounts payable.

References in this release to the third quarter and year-to-date 2005 adjusted net income, adjusted net income per diluted share, and adjusted operating income are non-GAAP financial measures which are detailed on the non-GAAP financial reconciliations at the end of the press release.

Operating income increased 73 percent to $30.6 million in the third quarter of 2006, from an adjusted $17.6 million in the third quarter of the prior year.

“In the third quarter, Barnes Group achieved $322 million in sales, a record, representing double-digit revenue growth supported by organic growth in each of our three businesses,” said Gregory F. Milzcik, President and Chief Executive Officer. “These outstanding results showcase the combined strength of our businesses and continued commitment to our objective of balanced, sustainable, profitable growth.

Barnes Group Inc. / 2

“Considering the strong contributions by all three businesses during the first three quarters, and current market conditions, we are increasing our full-year estimate of diluted earnings per share to $1.33 to $1.35,” continued Milzcik.

Sales at Barnes Distribution were $135.4 million in the third quarter of 2006, up 19 percent from the year-ago quarter, including $16.3 million in incremental sales from acquisitions, primarily from the KENT acquisition which closed on July 31, 2006. Organic sales growth was driven mostly by Barnes Distribution-North America as a result of double-digit sales growth in Corporate Accounts and Tier II relationships.

Operating profit at Barnes Distribution was $9.2 million, up 24 percent from $7.4 million in the third quarter of 2005. On an adjusted basis, operating profit increased 65 percent from an adjusted $5.6 million in the third quarter of 2005. Contributions from recent acquisitions and lower stock compensation drove operating profit improvements.

“Barnes Distribution will continue to focus on improving sales growth, operational performance and successfully integrating acquisitions,” said Idelle K. Wolf, President, Barnes Distribution. “We are pleased with the integration of the Toolcom and SPD acquisitions, and we are looking forward to similar benefits from the KENT acquisition, led by a strong management team for our expanded European business.”

Third quarter sales at Associated Spring were $112.0 million, up 12 percent, including $7.6 million from the recent acquisition of Heinz Hänggi GmbH, Stanztechnik. Sales in specialty operations, excluding Heinz Hänggi, increased 2 percent, while sales in the traditional business rose 6 percent, with continued improvement in operating margin.

Operating profit at Associated Spring in the third quarter 2006 increased 82 percent to $10.1 million, as a result of the Heinz Hänggi acquisition, organic sales growth, and lower stock compensation. Tempering this increase in operating profit were expenses of approximately $0.6 million that were incurred during the quarter for the transfer of manufacturing operations from Barnes Precision Valve’s suburban Detroit location to domestic and international facilities.

“Associated Spring continues to implement changes that leverage the operational effectiveness of its global manufacturing operations,” said Jerry W. Burris, President, Associated Spring. “The expansion of Barnes Precision Valve’s manufacturing footprint in Asia is strategically important as we align ourselves with our globally expanding customers.”

Sales at Barnes Aerospace were up 30 percent to a record $77.2 million for the quarter ended September 30, 2006. Sales increased 15 percent and 76 percent in the OEM and aftermarket businesses, respectively.

Orders at Barnes Aerospace were up 70 percent to $118.6 million in the third quarter 2006, from the prior year. Commercial orders were $68.0 million, military orders were $25.8 million, and industrial gas turbine orders were $1.1 million. Backlog at Barnes Aerospace was a record $367.7 million, up 44 percent from a year ago and up 37 percent from December 31, 2005.

Operating profit at Barnes Aerospace grew 72 percent to $11.3 million in the third quarter 2006. The strong increase in operating profit was driven by higher sales volume and an increased percentage of higher margin aftermarket activity.

Barnes Group Inc. / 3

“The Barnes Aerospace team continues to accelerate its growth, enabling us to achieve strong results with record sales and profits in the third quarter of 2006,” said Patrick J. Dempsey, President. “Our success derives from Barnes Aerospace’s ability to provide high-quality components and value-added engineering services to meet the needs of the global aerospace industry.”

William C. Denninger, Barnes Group Inc.’s Chief Financial Officer, commented, “Barnes Group’s financial performance continues to reflect sustained top-line and bottom-line growth. Our consistent performance demonstrates the benefits of a well balanced and diversified business.”

For the nine months ended September 30, 2006, Barnes Group’s net sales were $930.8 million, up 13 percent. Net income increased 24 percent to $55.3 million, or $1.06 per diluted share, for the nine months ended September 30, 2006. Operating income for the nine months ended September 30, 2006 increased 45 percent to $87.4 million.

On an adjusted basis, net income increased 46 percent to $55.3 million or $1.06 per diluted share, for the nine months ended September 30, 2006, from an adjusted $37.8 million or $0.78 per diluted share in the same period last year. Operating income for the nine months ended September 30, 2006 increased 49 percent to $87.4 million, up from an adjusted $58.6 million for the nine months ended September 30, 2005.

Barnes Group will conduct a conference call with investors to discuss third quarter results at 1:00 p.m. ET today, October 19, 2006. A web cast of the live call, supporting materials and an archived replay will be available on the Barnes Group investor relations link at www.barnesgroupinc.com.

Barnes Group Inc. (NYSE:B) is an international diversified industrial manufacturing and distribution company focused on achieving balanced, sustainable, profitable growth. Founded in 1857, Barnes Group consists of three businesses: Barnes Distribution, Associated Spring and Barnes Aerospace. Over 6,500 dedicated employees at more than 65 locations worldwide contribute to Barnes Group Inc.’s success. The Company has paid cash dividends to stockholders on a continuous basis since 1934. For more information, visit www.barnesgroupinc.com.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; our dependence upon revenues and earnings from a small number of significant customers; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

# # #

Barnes Group Inc. / 4
BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
Unaudited

	Three months ended September 30,			Nine months ended September 30,
	2006	2005	% Change	2006	2005	% Change
		As adjusted			As adjusted
		(note 1)			(note 1)
Net sales	$322,048	$271,518	19	$930,826	$825,768	13

Cost of sales (note 2)	203,493	172,070	18	592,496	526,572	13
Selling and administrative expenses	87,989	79,998	10	250,939	238,768	5
	291,482	252,068	16	843,435	765,340	10

Operating income	30,566	19,450	57	87,391	60,428	45

Operating margin	9.5%	7.2%		9.4%	7.3%

Other income (note 3)	(21)	533	NM	856	10,065	(91)

Interest expense	6,768	4,387	54	16,906	12,892	31
Other expenses	309	174	77	694	716	(3)

Income before income taxes	23,468	15,422	52	70,647	56,885	24

Income taxes (note 4)	4,607	27	NM	15,306	12,430	23
Net income	$18,861	$15,395	23	$55,341	$44,455	24

Per common share: (note 5)
Net income:
Basic	$0.36	$0.32	12	$1.10	$0.95	16
Diluted	0.35	0.31	13	1.06	0.91	16
Dividends	0.125	0.110	14	0.360	0.310	16

Average common shares outstanding: (note 5)
Basic	51,868,493	47,394,820	9	50,188,177	46,994,458	7
Diluted	53,526,824	49,647,536	8	52,415,932	48,737,774	8

NM- not meaningful

Footnotes:
(1) Adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.
(2) Third quarter 2005 cost of sales includes a $1,814 ($1,141 after tax, or $0.02 diluted EPS) positive adjustment related to accounts payable.
(3) Other income in 2005 includes the $8,892 gain ($4,030 after tax, or $0.08 diluted EPS) on the April sale of NASCO investment.
(4) Third quarter 2005 taxes include a $2,553 benefit ($0.05 diluted EPS) of which $1,473 ($0.03 diluted EPS) relates to prior years, related to being granted Pioneer tax status in Singapore.
(5) Adjusted to reflect the two for one stock split in June 2006.

Barnes Group Inc. / 5
BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
Unaudited

	Three months ended September 30,			Nine months ended September 30,
	2006	2005	% Change	2006	2005	% Change
Net Sales		As adjusted (note 1)			As adjusted (note 1)

Barnes Distribution	$135,417	$113,959	19	$385,316	$340,906	13

Associated Spring	111,951	100,249	12	335,059	321,283	4

Barnes Aerospace	77,185	59,301	30	218,048	171,237	27

Intersegment sales	(2,505)	(1,991)	(26)	(7,597)	(7,658)	1

Total net sales	$322,048	$271,518	19	$930,826	$825,768	13

Operating profit (note 1)

Barnes Distribution (note 2)	$9,175	$7,373	24	$26,999	$18,391	47

Associated Spring	10,069	5,536	82	29,912	24,096	24

Barnes Aerospace	11,326	6,590	72	30,494	18,149	68

Total operating profit	30,570	19,499	57	87,405	60,636	44

Interest income	230	469	(51)	792	903	(12)

Interest expense	(6,768)	(4,387)	54	(16,906)	(12,892)	31

Other income (expense), net (note 3)	(564)	(159)	NM	(644)	8,238	NM

Income before income taxes	$23,468	$15,422	52	$70,647	$56,885	24

NM- not meaningful

Footnotes:
(1) Adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.
(2) Barnes Distribution third quarter 2005 operating profit includes a $1,814 positive adjustment to accounts payable.
(3) Year to date other income in 2005 includes the $8,892 gain on the April sale of the NASCO investment.

Barnes Group Inc. / 6
BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	September 30, 2006	September 30, 2005
Assets		As adjusted (note 1)
Current assets
Cash and cash equivalents	$32,150	$31,489
Accounts receivable	203,272	163,281
Inventories	185,770	158,465
Deferred income taxes	22,292	20,817
Prepaid expenses	14,944	12,376

Total current assets	458,428	386,428

Deferred income taxes	20,107	27,127
Property, plant and equipment, net	208,373	157,276
Goodwill	349,478	234,084
Other intangible assets, net	242,020	165,894
Other assets	52,527	48,073

Total assets	$1,330,933	$1,018,882

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	156,825	141,746
Accrued liabilities	107,467	84,465
Long-term debt-current	20,999	21,614

Total current liabilities	285,291	247,825

Long-term debt	415,199	266,382
Accrued retirement benefits	90,326	84,589
Other liabilities	31,141	18,387

Stockholders' equity	508,976	401,699

Total liabilities and stockholders' equity	$1,330,933	$1,018,882

Footnote:
(1) Periods prior to 1/1/06 adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.

Barnes Group Inc. / 7
BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:

	Three months ended September 30, 2005				Nine months ended September 30, 2005
	As reported	Adjustments		As adjusted	As reported	Adjustments		As adjusted
	(note 1)				(note 1)
Segment results:
Barnes Distribution
Operating profit (note 2)	$7,373		$(1,814)	$5,559	$18,391		$(1,814)	$16,577

Consolidated results:
Net sales	$271,518	$		$271,518	$825,768	$		$825,768

Cost of sales (note 2)	172,070		1,814	173,884	526,572		1,814	528,386
Selling and administrative expenses	79,998			79,998	238,768			238,768
	252,068		1,814	253,882	765,340		1,814	767,154

Operating income	19,450		(1,814)	17,636	60,428		(1,814)	58,614
Operating margin	7.2%			6.5%	7.3%			7.1%

Other income (note 3)	533			533	10,065		(8,892)	1,173
Interest expense	4,387			4,387	12,892			12,892
Other expenses	174			174	716			716

Income before income taxes	15,422		(1,814)	13,608	56,885		(10,706)	46,179

Income taxes (notes 2, 3 and 4)	27		1,880	1,907	12,430		(4,062)	8,368

Net income	$15,395		$(3,694)	$11,701	$44,455		$(6,644)	$37,811

Net income per common share - diluted	$0.31		$(0.07)	$0.24	$0.91		$(0.13)	$0.78

Footnotes:
(1) Periods prior to January 1, 2006 have been adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain financial measurements, excluding certain discrete items. These discrete items include:

(2) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(3) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

(4) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded a benefit of $2,553 or $0.05 per diluted share of which $1,473 or $0.03 per diluted share related to prior years.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results, excluding these items, is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding these adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 8
BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:

	Year ended December 31, 2005
	As reported	Adjustments	As adjusted
	(note 1)
Net sales
Barnes Distribution	$453,754		$453,754
Associated Spring	422,403		422,403
Barnes Aerospace	235,420		235,420
Intersegment sales	(9,403)		(9,403)

Total net sales	$1,102,174		$1,102,174

Operating profit
Barnes Distribution (note 2)	$22,566	$(1,814)	$20,752
	5.0%		4.6%
Associated Spring	28,576		28,576
	6.8%		6.8%
Barnes Aerospace	25,497		25,497
	10.8%		10.8%

Total operating profit	$76,639	$(1,814)	$74,825

Consolidated results:
Net sales	$1,102,174		$1,102,174

Cost of sales (note 2)	705,488	$1,814	707,302
Selling and administrative expenses	320,301		320,301
	1,025,789	1,814	1,027,603

Operating income	76,385	(1,814)	74,571
Operating margin	6.9%		6.8%

Other income (note 4)	10,449	(8,892)	1,557
Interest expense	17,551		17,551
Other expenses	1,132		1,132

Income before income taxes	68,151	(10,706)	57,445

Income taxes (notes 2, 3 and 4)	13,609	(4,062)	9,547

Income before cumulative effect of a change in accounting principle	54,542	(6,644)	47,898

Cumulative effect of a change in accounting principle, net of income taxes of $190 (note 5)	(391)	391	-

Net income	$54,151	$(6,253)	$47,898

Net income per common share - diluted	$1.10	$(0.12)	$0.98

Footnotes:
(1) Periods prior to January 1, 2006 have been adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain financial measurements, excluding certain discrete items. These discrete items include:

(2) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(3) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of which $1,473, or $0.03 per diluted share, related to periods prior to January 1, 2005.

(4) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

(5) In the fourth quarter of 2005, the Company adopted FIN No. 47 "Accounting for Conditional Asset Retirement Obligations" resulting in a charge of $391, net of taxes, or $0.01 per diluted share.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results, excluding these items, is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding these adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 9
BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:
	Three months ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Full year 2005

Net income per common share - diluted, as adjusted (note 1)	$0.24	$0.36	$0.31	$0.19	$1.10

Cumulative effect of change in accounting principle (note 2)	-	-	-	0.01	0.01
Accounts payable adjustment (note 3)	-	-	(0.02)	-	(0.02)
Singapore tax benefit - prior year (note 4)	-	-	(0.03)	-	(0.03)
Singapore tax benefit - reclassification (note 4)	0.01	0.01	(0.02)	-	-
Gain on sale of NASCO (note 5)	-	(0.08)	-	-	(0.08)
Net income per common share - diluted, excluding cumulative effect of change in accounting principle and adjustments	$0.25	$0.29	$0.24	$0.20	$0.98

Footnotes:
(1) Periods prior to January 1, 2006 have been adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain per share financial measurements, excluding the cumulative effect of a change in accounting principle, a positive adjustment related to accounts payable, certain retroactive tax benefits and the gain on the sale of NASCO as follows:

(2) In the fourth quarter of 2005, the Company adopted FIN No. 47 "Accounting for Conditional Asset Retirement Obligations" resulting in a charge of $391, or $0.01 per diluted share, net of taxes.

(3) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(4) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of $2,553 of which $1,473, or $0.03 per diluted share, related to periods prior to January 1, 2005 and $1,080, or $0.02 per diluted share, related to the first half of 2005 ($0.01 in each of the first and second quarters of 2005).

(5) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results excluding these items is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.